 Exhibit 7.4
MSI	Staley, Okada & Partners Chartered Accountants	3rd Floor, 10190 152A Street Surrey, BC Canda V3R 1J7 Phone: (604) 585-8300 Fax: (604) 585-8377 info@staleyokada.com www.staleyokada.com

March 22, 203

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC
U.S.A. 20549

Dear Sir/Madam:

We have read Item 4(a)(2) included in the Form 8-K dated 22 March 2003 of Clean Energy Combustion Systems, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours very truly,

STALEY OKADA & PARTNERS

/s/ Leif Vickars

Per: Leif Vickars, C.A.